UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 6, 2017 (September 5, 2017)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01              Entry into a Material Definitive Agreement.

As previously disclosed in Dynegy Inc.’s (“Dynegy”) Current Report on Form 8-K filed on March 1, 2016, Dynegy entered into a Stock Purchase Agreement (the “PIPE SPA”) with Terawatt Holdings, LP, a Delaware limited partnership affiliated with Energy Capital Partners III, LLC (“Terawatt”). Pursuant to the PIPE SPA, on February 7, 2017, Dynegy sold and issued to Terawatt 13,711,152 shares (“PIPE Shares”) of Dynegy’s common stock, $0.01 par value per share (the “Common Stock”) for an aggregate purchase price equal to $150 million. Also, as previously disclosed in Dynegy’s Current Report on Form 8-K filed on February 8, 2017, concurrently with such sale and issuance of the PIPE Shares, Dynegy and Terawatt entered into the Investor Rights Agreement (the “IRA”).

Terawatt is entitled to certain rights including the right to appoint one member to Dynegy’s board of directors (the “Board”) and certain registration rights and piggyback registration rights under the Securities Act of 1933, as amended.

On August 17, 2017, Volt Parent, LP, a Delaware limited partnership (“Volt Parent”), and Volt Merger Sub, Inc., a Delaware corporation (“Volt Merger Sub”), each entities affiliated with Energy Capital Partners III, LLC, entered into an Agreement and Plan of Merger (the “Volt Merger Agreement”), by and among Calpine Corporation, a Delaware corporation (“Calpine”), Volt Parent and Volt Merger Sub, pursuant to which, among other things, Volt Merger Sub will merge with and into Calpine (the “Merger”). In order to facilitate regulatory approval of the Merger, Volt Parent has agreed in the Volt Merger Agreement to cause Terawatt to undertake any actions with respect to its ownership of the Common Stock required by the regulators to obtain approval of the Merger, including causing Terawatt to divest the Common Stock.

On September 5, 2017, Dynegy and Terawatt entered into an Amendment No. 1 to the IRA (the “IRA Amendment”). Pursuant to the IRA Amendment, Dynegy and Terawatt agreed that (i) notwithstanding anything to the contrary contained in Section 11 of the IRA, Terawatt and any controlled affiliates from and after the closing of the Merger (for so long as Terawatt and such controlled affiliates own any shares of Common Stock in excess of 9.99% of the then-outstanding Common Stock): (a) shall not vote any shares of Common Stock beneficially owned by Terawatt or such controlled affiliates in excess of 9.99% of the then-outstanding Common Stock at any annual or special meeting (or adjournment thereof) of the stockholders of Dynegy or in any written consent of the stockholders of Dynegy (collectively, a “Stockholder Vote”); provided, however, that if requested by Dynegy, Terawatt shall cause such shares to be present at any such meeting for purposes of establishing a quorum, and (b) shall vote any shares of Common Stock beneficially owned by Terawatt or such controlled affiliates up to and including 9.99% of the then-outstanding Common Stock in proportion to the vote of all stockholders of Dynegy (other than Terawatt and any controlled affiliates) on any such matters subject to a Stockholder Vote; and (ii) effective as of the closing of the Merger, Section 9 of the IRA would be amended such that Terawatt would no longer have the right to nominate an individual for election to Dynegy’s Board (and any director so serving on Dynegy’s Board at such time would resign from the Board). Furthermore, Terawatt and Dynegy have agreed in the IRA Amendment that Terawatt will cause any director nominated by Terawatt to step down from Dynegy’s Board at any time prior to the closing of the Merger if so requested by Dynegy; provided, however, that if the Volt Merger Agreement is terminated and the closing of the Merger does not occur, Terawatt shall be entitled from and after the date of such termination to renominate an individual for election to Dynegy’s Board in accordance with Section 9(a) of the IRA.

The foregoing is a summary description of the material terms of the IRA Amendment and is qualified in its entirety by the text of the IRA Amendment, attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to the Investor Rights Agreement

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to the Investor Rights Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: September 6, 2017	By:	/s/ Catherine C. James
	Name:	Catherine C. James
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer